UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (date of earliest event reported): April 6, 2004



                               EDGAR ONLINE, INC.
               (Exact name of registrant as specified in charter)



         DELAWARE                      0-26071                   06-1447017
(State or Other Jurisdiction         (Commission              (I.R.S. Employer
     of incorporation)                File Number)           Identification No.)


                              50 Washington Street
                           Norwalk, Connecticut 06854
             (Address of principal executive offices, with zip code)

                                 (203) 852-5666
              (Registrant's telephone number, including area code)


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Item 5. Other Events and Regulation FD Disclosure.

The date of the Company's 2004 Annual Meeting of Stockholders will be held on May 27, 2004. Because this date is more than thirty (30) days in advance of the date of the Company's 2003 Annual Meeting of Stockholders held on July 30, 2003, the deadlines for submission and acceptance of stockholder proposals that were published in the Company's Proxy Statement for the 2003 Annual Meeting have changed. Consequently, stockholder proposals and director nominations intended to be presented at our 2004 Annual Meeting of Stockholders must be received by us at our corporate headquarters no later than April 16, 2004. Additionally, stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and intended to be presented at the 2004 Annual Meeting of Stockholders must be received by our secretary at our corporate headquarters no later than April 16, 2004 in order to be considered for inclusion in our proxy materials for that Meeting. Finally, proxy holders will have discretionary authority to vote on any stockholder proposal presented at the 2004 Annual Meeting of Stockholders if we fail to receive notice of such stockholder's proposal for the meeting by April 16, 2004.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 6, 2004                     EDGAR ONLINE, INC.

                                            /s/ Susan Strausberg
                                           -------------------------------------
                                           Susan Strausberg
                                           Chief Executive Officer and President